Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal First Quarter 2018

GAAP Net revenue grew 34% to $418.2 million

GAAP Net income increased to $0.56 per diluted share

Net Sales grew 28% to $348.3 million

New York, NY — August 2, 2017 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal first quarter 2018, ended June 30, 2017.  In addition, the Company provided its initial financial outlook for its fiscal second quarter ending September 30, 2017, and updated its financial outlook for its fiscal year ending March 31, 2018.

Fiscal First Quarter 2018 GAAP Financial Highlights

Net revenue grew 34% to $418.2 million, as compared to $311.6 million in last year’s fiscal first quarter.  The largest contributors to net revenue in fiscal first quarter 2018 were NBA® 2K17, Grand Theft Auto V® and Grand Theft Auto Online, WWE® 2K17 and WWE SuperCard, and Mafia III.

Digitally-delivered net revenue grew 56% to $268.2 million, as compared to $172.1 million in last year’s fiscal first quarter.  Recurrent consumer spending (virtual currency, downloadable add-on content and microtransactions) grew 72% year-over-year and accounted for 63% of digitally-delivered net revenue, or 41% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal first quarter 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K17, and WWE SuperCard and WWE 2K17.

Net income increased to $60.3 million, or $0.56 per diluted share, as compared to net loss of $38.6 million, or $0.46 per diluted share, for the comparable period last year.

As of June 30, 2017, the Company had cash and short-term investments of $1.281 billion.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended June 30, 2017
		Financial Data
$ in thousands	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation		Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization of intangible assets	Business reorganization excluding stock-based compensation

Net revenue	$418,216	(69,911)
Cost of goods sold	194,569	(40,291)	(3,481)				(4,242)

Gross profit	223,647	(29,620)	3,481				4,242

Total operating expenses	173,428		(20,590	)(1)		(18)	(3,951)	(8,178)

Income from operations	50,219	(29,620)	24,071			18	8,193	8,178
Interest and other, net	(2,808)				4,134
Income before income taxes	47,411	(29,620)	24,071		4,134	18	8,193	8,178

(1)         Includes $2,421 of stock-based compensation related to business reorganization.

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 118.8 million and adds back to net income the interest expense, net of tax, on the convertible notes of $0.4 million.

Operational Metric — Net Sales

Starting with fiscal first quarter 2018, Take-Two has replaced Bookings with Net Sales as an operational metric.  The Company has made this change in order to increase transparency and to be consistent with operational metrics provided by its peers.  Net Sales is defined as the net amount of products and services sold digitally or sold-in physically during the period.  Unlike Bookings, Net Sales includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal first quarter 2018, total Net Sales grew 28% to $348.3 million, as compared to $272.6 million during last year’s fiscal first quarter.  The largest contributors to Net Sales were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K17, Dragon City and Monster Legends, WWE 2K17 and WWE SuperCard, Mafia III, and Sid Meier’s Civilization VI.  Catalog accounted for $326.2 million of Net Sales led by Grand Theft Auto and NBA 2K.  Digitally-delivered Net Sales grew 47% to $280.9 million, as compared to $191.2 million in last year’s fiscal first quarter, led by Grand Theft Auto Online and Grand Theft Auto V, NBA 2K17, Monster Legends and Dragon City, WWE SuperCard and WWE 2K17, and Mafia III.  Net Sales from recurrent consumer spending grew 71% year-over-year and accounted for 72% of digitally-delivered Net Sales, or 58% of total Net Sales.

Management Comments

“Fiscal 2018 is off to an excellent start, with our business’s positive momentum continuing to exceed our expectations in the first quarter,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We delivered growth in both Net Sales and net revenue, as well as margin expansion.  Our results were led by the ongoing extraordinary performance of Grand Theft Auto V and Grand Theft Auto Online, strong demand for NBA 2K17 — which is now our highest-selling sports title ever — and increased recurrent consumer spending.

“As a result of our stronger-than-expected first quarter operating results and improved outlook for the remainder of the year, we are increasing our fiscal 2018 outlook for Net Sales and net cash provided by operating activities.  Looking ahead, we expect fiscal 2019 to be a record year for Net Sales and net cash provided by operating activities led by the launches of Rockstar Games’ Red Dead Redemption 2 and a highly anticipated new title from one of 2K’s biggest franchises.  We have a robust development pipeline and are better positioned than ever for long-term growth and margin expansion.”

Business and Product Highlights

Since April 1, 2017:

Take-Two:

•                  Further diversified its industry-leading portfolio of owned intellectual property through the acquisition of Kerbal Space Program, the critically acclaimed physics-based space simulation game.  Created by independent developer Squad, Kerbal Space Program was originally released on PC in April 2015* and has sold over two million units to date.  The title has been widely popular with the media and consumers alike, earning a Metacritic rating of 88** and a Steam user score of 97%***.  The Kerbal Space Program: Making History Expansion is planned to launch for PC later this calendar year.

*Game became available through Steam Early Access in March 2013, and launched in April 2015.

**Metacritic score for PC as of July 31, 2017.

***Steam user score as of July 31, 2017.

Rockstar Games:

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  Gunrunning, a massive update offering new opportunities in illegal weapons trafficking gameplay and featuring tactical, full-service Mobile Operation Centers complete with new weapon upgrades and deep customization, all new Weaponized Vehicles and much more.

•                  Dawn Raid, a two-team race under the cover of darkness to track down highly coveted contraband involving parachutes, Night and Thermal Vision Goggles and the Trackify app to locate the correct package.

•                  Overtime Rumble, a new team-based fan favorite mode that pits up to 10 players in a vehicular remix of Darts as players try to land the Ruiner 2000 on platforms of various sizes.

•                  Power Mad, a point-based battle where players on each team fight for the right to control the minigun-toting Juggernaut.

•                  Announced that Red Dead Redemption 2® is planned for release worldwide in spring 2018 (fiscal year 2019) for PlayStation®4 and Xbox One.

2K:

•                  Released two downloadable add-on packs for Mafia III — Stones Unturned and Sign of the Times — which are available for individual purchase or as part of the title’s Season Pass.

•                  Announced Seth Rollins as the cover Superstar for WWE 2K18, the next release from its flagship WWE video game franchise, which will launch on October 17, 2017 for PlayStation 4 and Xbox One.  Players who purchase the WWE 2K18 Deluxe Edition or WWE 2K18 Collector’s Edition from participating retailers will receive Early Access to their game copies and in-game bonuses beginning four days early on October 13, 2017.  In addition, WWE 2K18 will be released for Nintendo SwitchTM during fall 2017, marking the first time in five years that a WWE game has been available on a Nintendo platform.  The title will be supported with a series of post-launch content, including a Season Pass.

•                  Announced that Cleveland Cavaliers point guard, Kyrie Irving, will be the cover athlete of NBA 2K18, the next iteration of its top-rated and top-selling NBA video game simulation series, which will launch on September 19, 2017 for PlayStation 4, PlayStation 3, Xbox One, Xbox 360, Nintendo Switch, and Windows PC platforms.  In addition, Hall of Famer Shaquille O’Neal will be on the cover of the NBA 2K18 Legend Edition.  This special edition will place a spotlight on “The Big Aristotle” with special Shaq-themed memorabilia and content, extending his legacy as the most dominant center in NBA history.  NBA 2K18 will also debut the series’ first-ever Canadian cover, featuring Toronto Raptors’ shooting guard DeMar DeRozan.

•                  Announced that XCOM® 2: War of the Chosen, the expansion pack for the 2016 award-winning strategy title from Firaxis Games, will be available for Windows PC, PlayStation 4 and Xbox One on August 29, 2017.

Financial Outlook for Fiscal 2018

Take-Two is providing its initial financial outlook for its fiscal second quarter ending September 30, 2017, and updating its financial outlook for its fiscal year ending March 31, 2018, as follows:

Second Quarter Ending September 30, 2017

•                  GAAP net revenue is expected to range from $400 to $450 million

•                  GAAP net income is expected to range from $17 to $27 million

•                  GAAP diluted net income per share is expected to range from $0.15 to $0.25

•                  Share count used to calculate GAAP diluted net income per share is expected to be 109.9 million (1)

•                  Net Sales (operational metric) are expected to range from $465 to $515 million

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2017
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Non-cash amounts related to convertible notes	Amortization of intangible assets

Net revenue	$400 to $450	$65

Cost of goods sold	$194 to $222	$22	$(8)		$(4)

Operating Expenses	$185 to $195		$(18)		$(4)

Interest and other, net	$2			$(3)

Income (loss) before income taxes	$19 to $31	$43	$26	$3	$8

Fiscal Year Ending March 31, 2018

As a result of its better-than-expected fiscal first quarter 2018 operating performance and improved outlook for the remainder of the fiscal year, Take-Two is increasing its fiscal year 2018 outlook for Net Sales and net cash provided by operating activities.  In addition, due to the continued success of Grand Theft Auto Online and other factors, the Company has determined that it is necessary to extend the life of Grand Theft Auto V and Grand Theft Auto Online for purposes of calculating deferrals.  As a result, and also due to higher expected internal royalties driven by the strong performance of Grand Theft Auto V and Grand Theft Auto Online, the Company is reducing its outlook for GAAP net revenue and GAAP net income.

•                  GAAP net revenue is expected to range from $1.62 to $1.72 billion

•                  GAAP net income is expected to range from $112 to $140 million

•                  GAAP diluted net income per share is expected to range from $1.00 to $1.25

•                  Share count used to calculate GAAP diluted net income per share is expected to be 111.8 million (4)

•                  Net cash provided by operating activities is expected to be approximately $200 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Sales (operational metric) are expected to range from $1.65 to $1.75 billion

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)		Non-cash amounts related to convertible notes	Amortization of intangible assets	Business reorganization excluding stock-based compensation

Net revenue	$1,620 to $1,720	$30

Cost of goods sold	$732 to $781	$(13)	$(21)			$(18)

Operating Expenses	$770 to $790		$(74	)(5)		$(16)	$(8)

Interest and other, net	$9				$(14)

Income (loss) before income taxes	$109 to $141	$43	$95		$14	$34	$8

(1)

For the fiscal second quarter ending September 30, 2017, the Company’s fully diluted share count used for management reporting purposes is expected to be 120.3 million, which includes 109.0 million basic shares, 0.9 million participating shares and 10.4 million shares representing the potential dilution from convertible notes. The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $0.4 million. Take-Two’s GAAP net income per diluted share outlook is calculated using a diluted share count of 109.9 million (basic shares plus participating shares), because using the “if-converted” method and the Company’s fully diluted share count of 120.3 million would have been anti-dilutive.

(2)

The individual components of the financial outlook may not foot to the totals as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

(3)

The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.6 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(4)

For the fiscal year ending March 31, 2018, the Company’s fully diluted share count used for management reporting purposes is expected to be 121.9 million, which includes 110.9 million basic shares, 0.8 million participating shares and 10.2 million shares representing the potential dilution from convertible notes. The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $1.8 million. Take-Two’s GAAP net income per diluted share outlook is calculated using a diluted share count of 111.8 million (basic shares plus participating shares), because using the “if-converted” method and the Company’s fully diluted share count of 121.9 million would have been anti-dilutive.

(5)	Includes $2.4 million of stock-based compensation related to business reorganization.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2017:

Label	Title	Platforms	Release Date
2K	Mafia III: Stones Unturned (DLC)	PS4, Xbox One, PC	May 30, 2017
2K	Mafia III: Sign of the Times (DLC)	PS4, Xbox One, PC	July 25, 2017

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	XCOM 2: War of the Chosen (DLC)	PS4, Xbox One, PC	August 29, 2017
2K	NBA 2K18	PS4, PS3, Xbox One, Xbox 360, Switch (digital), PC	September 19, 2017
2K	WWE 2K18	PS4, Xbox One	October 17, 2017
2K	NBA 2K18	Switch (physical)	Fall 2017
2K	WWE 2K18	Switch	Fall 2017
Take-Two	Kerbal Space Program: Making History Expansion	PC	Calendar 2017
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	Spring 2018

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended June 30, 2017.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended June 30,
	2017	2016

Net revenue	$418,216	$311,552

Cost of goods sold:
Internal royalties	77,704	59,673
Software development costs and royalties	43,629	63,659
Product costs	44,069	44,979
Licenses	29,167	23,069
Total cost of goods sold	194,569	191,380

Gross profit	223,647	120,172

General and administrative	60,603	46,743
Selling and marketing	52,214	71,134
Research and development	42,269	33,900
Business reorganization	10,599	—
Depreciation and amortization	7,743	7,378
Total operating expenses	173,428	159,155
Income (loss) from operations	50,219	(38,983)
Interest and other, net	(2,808)	(4,506)
Gain on long-term investments, net	—	1,350
Income (loss) before income taxes	47,411	(42,139)
Benefit from income taxes	12,865	3,572
Net income (loss)	$60,276	$(38,567)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.57	$(0.46)
Diluted earnings (loss) per share	$0.56	$(0.46)

Weighted average shares outstanding:
Basic	104,465	84,588
Diluted	117,753	84,588

Computation of Basic EPS:
Net income (loss)	$60,276	$(38,567)
Less: net income allocated to participating securities	(588)	—
Net loss for basic and diluted EPS calculation	$59,688	$(38,567)

Weighted average shares outstanding - basic	105,494	84,588
Less: weighted average participating shares outstanding	(1,029)	—
Weighted average common shares outstanding - basic	104,465	84,588

Basic earnings (loss) per share	$0.57	$(0.46)

Computation of Diluted EPS:
Net income (loss)	$60,276	$(38,567)
Less: net income allocated to participating securities	(522)	—
Add: interest expense, net of tax, on Convertible Notes	5,750	—
Net income (loss) for diluted EPS calculation	$65,504	$(38,567)

Weighted average common shares outstanding - basic	105,494	84,588
Add: dilutive effect of common stock equivalents	13,288	—
Total weighted average shares outstanding - diluted	118,782	84,588
Less: weighted average participating shares outstanding	(1,029)	—
Weighted average common shares outstanding - diluted	117,753	84,588

Diluted earnings (loss) per share	$0.56	$(0.46)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2017	2017

ASSETS
Current assets:
Cash and cash equivalents	$828,112	$943,396
Short-term investments	452,949	448,932
Restricted cash	406,336	337,818
Accounts receivable, net of allowances of $52,262 and $66,483 at June 30, 2017 and March 30, 2017, respectively	229,197	219,558
Inventory	11,636	16,323
Software development costs and licenses	20,181	41,721
Deferred cost of goods sold	79,902	127,901
Prepaid expenses and other	84,823	59,593
Total current assets	2,113,136	2,195,242

Fixed assets, net	76,613	67,300
Software development costs and licenses, net of current portion	462,877	381,910
Deferred cost of goods sold, net of current portion	17,021	—
Goodwill	369,622	359,115
Other intangibles, net	133,330	110,262
Other assets	46,971	35,325
Total assets	$3,219,570	$3,149,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,934	$31,892
Accrued expenses and other current liabilities	809,685	750,875
Deferred revenue	619,439	903,125
Total current liabilities	1,466,058	1,685,892

Long-term debt	212,864	251,929
Non-current deferred revenue	231,526	10,406
Other long-term liabilities	209,367	197,199
Total liabilities	2,119,815	2,145,426

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 123,027 and 119,813 shares issued and 105,835 and 102,621 outstanding at June 30, 2017 and March 31, 2017, respectively	1,230	1,198
Additional paid-in capital	1,479,143	1,452,754
Treasury stock, at cost; 17,192 common shares at June 30, 2017 and March 31, 2017, respectively	(303,388)	(303,388)
Accumulated deficit	(39,648)	(99,694)
Accumulated other comprehensive loss	(37,582)	(47,142)
Total stockholders’ equity	1,099,755	1,003,728
Total liabilities and stockholders’ equity	$3,219,570	$3,149,154

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended June 30,
	2017	2016

Operating activities:
Net income (loss)	$60,276	$(38,567)

Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	18,206	41,034
Depreciation and amortization	7,743	7,378
Amortization and impairment of intellectual property	8,181	—
Stock-based compensation	24,071	15,100
Amortization of discount on Convertible Notes	5,237	6,098
Gain on conversions of Convertible Notes	(1,103)	—
Amortization of debt issuance costs	188	381
Other, net	(9,669)	(3,171)
Changes in assets and liabilities:
Restricted cash	(68,518)	(57,335)
Accounts receivable	(9,294)	28,226
Inventory	5,451	2,696
Software development costs and licenses	(71,829)	(62,392)
Prepaid expenses and other assets	(23,199)	(3,867)
Deferred revenue	(67,883)	(36,446)
Deferred cost of goods sold	32,233	17,223
Accounts payable, accrued expenses and other liabilities	71,281	36,394
Net cash used in operating activities	(18,628)	(47,248)

Investing activities:
Change in bank time deposits	(24,999)	78,691
Proceeds from available-for-sale securities	45,705	29,795
Purchases of available-for-sale securities	(33,158)	(30,836)
Purchases of fixed assets	(16,092)	(4,230)
Purchases of commercial paper	(7,989)	—
Proceeds from commercial paper	16,500	—
Proceeds from sale of long-term investments	—	1,350
Purchase of long-term investments	—	(1,885)
Asset acquisition	(25,381)	—
Net cash (used in) provided by investing activities	(45,415)	72,885

Financing activities:
Excess tax benefit from stock-based compensation	—	887
Tax payment related to net share settlements on restricted stock awards	(57,689)	(25,166)
Net cash used in financing activities	(57,689)	(24,279)

Effects of foreign exchange rates on cash and cash equivalents	6,448	(3,772)

Net decrease in cash and cash equivalents	(115,284)	(2,414)
Cash and cash equivalents, beginning of year	943,396	798,742
Cash and cash equivalents, end of period	$828,112	$796,328

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Sales by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$258,260	62%	$193,101	62%
International	159,956	38%	118,451	38%
Total net revenue	418,216	100%	311,552	100%

Net sales by geographic region
United States	$199,871	57%	$143,240	53%
International	148,434	43%	129,316	47%
Total net sales	$348,305	100%	$272,556	100%

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$268,235	64%	$172,078	55%
Physical retail and other	149,981	36%	139,474	45%
Total net revenue	418,216	100%	311,552	100%

Net sales by distribution channel
Digital online	$280,914	81%	$191,164	70%
Physical retail and other	67,391	19%	81,392	30%
Total net sales	$348,305	100%	$272,556	100%

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by platform mix
Console	$344,917	82%	$254,026	82%
PC and other	73,299	18%	57,526	18%
Total net revenue	418,216	100%	311,552	100%

Net sales by platform mix
Console	$265,750	76%	$213,845	78%
PC and other	82,555	24%	58,711	22%
Total net sales	$348,305	100%	$272,556	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended June 30, 2017	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	General and Administrative

As reported	$418,216	$77,704	$43,629	$44,069	$29,167	$60,603
Net effect from deferral and related cost of goods sold	(69,911)		(7,654)	(17,806)	(14,831)
Stock-based compensation			(3,481)			(13,120)
Amortization of intangibles			(4,242)
Acquisition related expenses						(18)

Three Months Ended June 30, 2017	Selling and Marketing	Research and Development	Business Reorganization	Depreciation and Amortization	Interest and Other, net

As reported	$52,214	$42,269	$10,599	$7,743	$(2,808)
Stock-based compensation	(2,585)	(2,464)	(2,421)
Non-cash amortization of discount on Convertible Notes					5,237
Non-cash (gain) loss on redemption of Convertible Notes					(1,103)
Amortization of intangibles	(2,308)	(1,523)		(120)
Impact of business reorganization			(8,178)

Three Months Ended June 30, 2016	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	General and Administrative

As reported	$311,552	$59,673	$63,659	$44,979	$23,069	$46,743
Net effect from deferral and related cost of goods sold	(38,996)		(2,727)	(8,889)	(13,007)	(6,705)
Stock-based compensation			(4,386)

Three Months Ended June 30, 2016	Selling and Marketing	Research and Development	Depreciation and Amortization	Interest and Other,net	Gain on long-term investments

As reported	$71,134	$33,900	$7,378	$(4,506)	$1,350
Stock-based compensation	(2,549)	(1,459)
Non-cash amortization of discount on Convertible Notes				6,099
Impact of business reorganization
Proceeds from sale of long-term investments					(1,350)